Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	John Laws
	(405) 553-6984	(405) 530-7467

Enable Midstream Partners Increases Quarterly Distribution; Declares Prorated 2nd Quarter Distribution

•	On a full-quarter basis, the distribution represents a 2.6 percent increase from Enable Midstream’s minimum quarterly distribution

OKLAHOMA CITY (July 25, 2014) —Enable Midstream Partners, LP (NYSE:ENBL) today announced that the board of directors of its general partner has declared a quarterly cash distribution of $0.2464 per unit on all of its outstanding common and subordinated units for the quarter ended June 30, 2014. This is Enable Midstream’s initial distribution following the closing of its initial public offering on April 16, 2014, and the distribution has been prorated for the partial quarter. The distribution equates to $0.2950 per unit on a full-quarter basis or $1.18 per unit on an annualized basis, which represents a 2.6 percent increase from the partnership’s minimum quarterly distribution. The distribution will be paid Aug. 14, 2014, to unitholders of record as of the close of business Aug. 4, 2014.

ABOUT ENABLE MIDSTREAM PARTNERS
Enable Midstream owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The company’s assets include approximately 11,000 miles of gathering pipelines, 12 major processing plants with approximately 2.1 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which the company owns 49.90 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 86.5 billion cubic feet of storage capacity. For more information visit EnableMidstream.com.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Enable Midstream’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Brokers and nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the securities laws.  All statements, other than statements of historical fact, regarding Enable Midstream Partners’ strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.  Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings.  Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.  These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.

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